EXHIBIT (8)(g)(1)

FORM OF ADDENDUM TO PARTICIPATION AGREEMENT (MFS)

ADDENDUM TO PARTICIPATION AGREEMENT

Amendment No.11 to the Amended and Restated Participation Agreement, dated as of July 1, 2001, by and among MFS VARIABLE INSURANCE TRUST, MASSACHUSETTS FINANCIAL SERVICES COMPANY, and TRANSAMERICA LIFE INSURANCE COMPANY (the “Agreement”).

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Effective April 15, 2008

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Retirement Builder Variable Annuity Account March 29, 1996	Retirement Income Builder II Variable Annuity and Portfolio Select Variable Annuity	Initial and Service	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

Separate Account VUL A November 20, 1998	Legacy Builder Plus	Initial	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

Separate Account VA B January 19, 1990	Transamerica Landmark Variable Annuity and Transamerica Freedom Variable Annuity	Service	MFS Total Return Series MFS New Discovery Series

Separate Account VA C February 20, 1997	Transamerica EXTRA Variable Annuity	Service	MFS Total Return Series MFS New Discovery Series

Separate Account VA D February 20, 1997	Transamerica Access Variable Annuity	Service	MFS Total Return Series MFS New Discovery Series

Separate Account VA E February 20, 1997	Privilege Select Variable Annuity	Initial	MFS Research Bond Series MFS Core Equity Series MFS Emerging Growth Series MFS Investors Growth Stock Series MFS New Discovery Series MFS Research Series MFS Utilities Series

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT continued…

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Separate Account VA F May 15, 2000	Premier Asset Builder Variable Annuity	Service	MFS Emerging Growth Series MFS Investors Growth Stock Series MFS Utilities Series

Separate Account VA J May 15, 2000	Immediate Income Builder II	Service	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

Separate Account VA K July 10, 2001	Retirement Income Builder - BAI Variable Annuity under the marketing name “Retirement Income Builder IV”	Service	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

Separate Account VA L July 10, 2001	Transamerica Preferred Advantage Variable Annuity	Service	MFS Emerging Growth Series MFS New Discovery Series MFS Research Series MFS Utilities Series

PFL Corporate Account One October 10, 1998	Advantage V	Initial and Service

MFS Research Bond Series

MFS Core Equity Series (formerly MFS Capital Opportunities Series)

MFS Emerging Growth Series

MFS Investors Growth Stock Series

MFS New Discovery Series

MFS Research Series

MFS Utilities Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS Total Return Series

MFS High Income Series

MFS Strategic Income Series

MFS Global Equity Series

MFS Value Series

Separate Account VA R November 26, 2001	Flexible Premium Variable Annuity - C under the marketing name “Transamerica Principium”	Service	MFS New Discovery Series MFS Total Return Series

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT continued…

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Separate Account VA S November 26, 2001	Flexible Premium Variable Annuity - D Under marketing name “Huntington Allstar Select”	Service	MFS Research Bond Series MFS Investors Growth Stock Series MFS Total Return Series

Separate Account VA Y October 19, 2001	Flexible Premium Variable Annuity - J under the marketing name “Transamerica Axiom”	Service	MFS New Discovery Series MFS Total Return Series

Separate Account VA Z February 13, 2007	Flexible Premium Variable Annuity - K under the marketing name “Transamerica Ascent”	Service	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

Separate Account VA-6 June 11, 1996	Transamerica Classic® Variable Annuity and Transamerica Catalyst® Variable Annuity	Initial	MFS Emerging Growth Series MFS Investors Trust Series MFS Research Series

Separate Account VA-7 June 11, 1996	Transamerica Bounty® Variable Annuity	Initial	MFS Emerging Growth Series MFS Investors Trust Series MFS Research Series

Separate Account VA-8 June 11, 1996	Transmark Optimum Choice® Variable Annuity	Initial	MFS Emerging Growth Series MFS Investors Trust Series MFS Research Series

Separate Account VA W May 15, 2000	Flexible Premium Variable Annuity – G under the marketing name “Transamerica Liberty”	Service	MFS New Discovery Series MFS Total Return Series

(Signature located on following page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

TRANSAMERICA LIFE INSURANCE COMPANY
By its authorized officer,

By:	/s/ Arthur D. Woods
Arthur D. Woods
Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

By:	/s/ Brian E. Langenfeld
Brian E. Langenfeld
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By:	/s/ Robert J. Manning
Robert J. Manning
President and Chief Executive Officer